                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                       Somnus Medical Technologies, Inc.
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             (Exact name of registrant as specified in its charter)
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              Delaware                                 77-0423465
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       (State of Incorporation)            (I.R.S. Employer Identification No.)

285 N. Wolfe Road, Sunnyvale, CA                              94086
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(Address of principal executive offices)                   (ZIP Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.     [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                     Name of each exchange on which
      to be so registered                     each class is to be registered

             None
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Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.001 per share
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                               (Title of class)

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                               (Title of class)
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Information Required in Registration Statement

Item 1.   Description of Registrant's Securities to be Registered

          Incorporated by reference to pages 48-50 of the Preliminary Prospectus contained in Amendment No. 1 to Registrant's Registration Statement on Form S-1 (Commission File No. 333-35401) filed with the Securities and Exchange Commission on October 16, 1997 (the "S-1 Registration Statement").

Item 2.   Exhibits

          The following exhibits are filed as part of this registration statement:

          1.1/1/       Specimen certificate for Registrant's Common Stock.

          2.1/2/       Restated Certificate of Incorporation, as amended.

          2.2/3/ Form of Amended and Restated Certificate of Incorporation to be filed after the closing of the offering.

          2.3/4/       Bylaws of the Registrant.

          2.4/5/ Form of Bylaws to be effective upon the closing of the Offering.

          2.5/6/ Restated Investors' Rights Agreement between the Registrant and the parties named therein dated as of April 21, 1997.

/1/  Incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement.

/2/  Incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement.

/3/  Incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement.

/4/  Incorporated by reference to Exhibit 3.4 to the S-1 Registration Statement.

/5/  Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement.

/6/  Incorporated by reference to Exhibit 10.3 to the S-1 Registration
     Statement.



                                      -2-
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Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Dated:  October 27, 1997                 Somnus Medical Technologies, Inc.
                                         By:  /s/ Stuart D. Edwards
                                         ---------------------------------
                                                  Stuart D. Edwards
                                                  President

                               Index to Exhibits

         Exhibit
          Number                            Description                 Page No.
     ----------------     --------------------------------------------  --------
          1.1/1/             Specimen certificate for Registrant's          ____
                             Common Stock.

          2.1/2/             Restated Certificate of Incorporation,         ____
                             as amended.

          2.2/3/             Form of Amended and Restated Certificate       ____
                             of Incorporation to be filed after the
                             closing of the offering.

          2.3/4/             Bylaws of the Registrant.                      ____

          2.4/5/             Form of Bylaws to be effective upon the        ____
                             closing of the Offering.

          2.5/6/             Restated Investors' Rights Agreement           ____
                             between the Registrant and the parties
                             named therein dated as of April 21, 1997.


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/1/  Incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement.
/2/ Incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement. /3/ Incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement. /4/ Incorporated by reference to Exhibit 3.4 to the S-1 Registration Statement. /5/ Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement. /6/ Incorporated by reference to Exhibit 10.3 to the S-1 Registration
     Statement.